Exhibit 10.53

WORLDSPAN RETIREMENT BENEFIT RESTORATION PLAN

ARTICLE ONE - INTRODUCTION

1.01.        Establishment of Plan.

The Board of WORLDSPAN, L.P. (the “Employer”) has decided that it is in the best interest of the Employer to establish a non-qualified retirement restoration plan for a select group of management or highly compensated employees of the Employer.  Accordingly, the Board has established the WORLDSPAN Retirement Benefit Restoration Plan effective as of January 1, 1994 (the “Plan”).

This Plan is intended to be and shall be construed and administered as an unfunded, non-qualified plan of deferred compensation maintained by the Employer solely for the purpose of providing benefits for certain employees in excess.  of the limitations on compensation and benefits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986 (the “Code”).

1.02.        Incorporation of Pension Plan.

The terms of the WORLDSPAN Employees’ Pension Plan, as amended (the “Pension Plan”) are hereby incorporated in this Plan by reference.  Unless otherwise indicated herein or therein, the provisions of any future amendments to the Pension Plan shall also be automatically incorporated in this Plan by reference.  Unless indicated otherwise, capitalized terms used in this Plan shall have the meaning given those terms in the Pension Plan.

ARTICLE TWO - PARTICIPATION

2.01.        Eligibility.

The only persons who may participate in this Plan are those select group of management or highly compensated employees of the Employer who are named for participation herein in writing by the Administrative Committee of the Pension Plan (“Committee”).  Such persons shall be deemed “Participants” hereunder.

A Participant shall commence participation in this Plan as of the first day of the month in which they are named for participation and shall cease participation upon the later of termination of employment with the Employer or the payment of all benefits due under the Plan.

2.02.        Specific Exclusion.

Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution, document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in the Employee Retiree Income Security Act) named to participate herein.  If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall be deemed to never have been) a Participant in this Plan at any time.  If any individual not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such individual’s erroneous participation shall immediately terminate ab initio, all benefits erroneously treated as having accrued for the individual shall be immediately and irrevocably forfeited and the individual (or his or her beneficiaries and estate) shall be obligated to repay any benefits previously and erroneously paid.

ARTICLE THREE - ACCOUNT BALANCE SUPPLEMENT

3.01.        Calculation of Supplement.

Each Participant who terminates employment with the Employer and is Vested as defined by Section 3.04(a), shall be entitled to a supplement (“Supplement”) equal to (a) minus (b), where

(a)           equals one hundred ten percent (110%) of the value of the Participant’s Accrued Benefit under the Pension Plan (or its equivalent under a similar definition under any successor plan) as of the Participant’s date of termination of employment with the Employer or any other date selected by the Committee; determined under the Pension Plan as if the limitations under Code Sections 415 (limitations on benefits) and 401(a)(17) (limitation on compensation) were not in effect; and

(b)           equals the value of the Participant’s Accrued Benefit under the Pension Plan (or its equivalent under a similar definition under any successor plan) as of the Participant’s date of termination of employment with the Employer or any other date selected by the Committee.

3.02.        Date and Manner of Payment.

The Supplement (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant in the normal form of benefit specified in the Pension Plan (or an actuarially equivalent form selected by the Committee in its sole discretion) commencing either (i) as soon as administratively practicable after the Participant’s termination of employment, or (ii) on a date specified by the Committee.

Notwithstanding the foregoing, payment of the Supplement shall begin no later than April 1 of the year following the year in which the Participant attains age 70½.

3.03.        Spousal Benefit.

In the event the Participant dies prior to receiving a Supplement under this Plan, the Committee shall pay a monthly benefit to the Participant’s surviving spouse to whom the Participant was married for at least one year ending on the date of death.  This benefit will be equal to fifty percent (50%) of the Supplement that would have been payable to the Participant if the Participant had terminated employment on the day before his or her death but adjusted for any later commencement under subparagraph (ii) of this Section in accordance with the Pension Plan.  Payment of the spousal benefit will commence either (i) as soon as administratively practicable after the Participant’s death, or (ii) on a date specified by the Committee.

3.04.        Vesting and Loss of Supplement.

(a)           No payments of any kind shall be made under this Plan to or for the benefit of a Participant or his or her spouse if the Participant terminates employment for any reason with the Employer (including death) prior to becoming “Vested” hereunder.  For purposes of the Plan, a Participant shall become Vested upon the earlier of (i) the date the Participant obtains age sixty (60) and completes five (5) or more years of Vesting Service, or (ii) the date specified by the Committee in its sole discretion.

(b)           Notwithstanding Section 3.04(a), any unpaid Supplement under this Plan shall be forfeited upon the determination by the Employer that the Participant, either before or after termination of employment:

(i)            has engaged in a criminal or fraudulent activity resulting in harm to the Employer or an affiliate of the Employer, or

(ii)           has divulged any confidential information or trade secrets of the Employer or an affiliate of the Employer, or

(iii)          has provided the Employer or affiliate of the Employer with false reports concerning such Participant’s business interest or employment, or

(iv)          has made false representations which are relied upon by the Employer or an affiliate of the Employer in furnishing information to an affiliate, partner, auditors or any regulatory or governmental agency, or

(v)           has maintained an undisclosed, unauthorized conflict of interest in the discharge of the duties owed by such Participant to the Employer or an affiliate of the Employer, or

(vi)          has engaged in reckless or grossly negligent activity toward the Employer or an affiliate of the Employer which is admitted or judicially proven and which results in harm to the Employer or an affiliate of the Employer, or

(vii)         has during his or her employment or within two years after the termination of his employment, engaged in the employment or self-employment with a competitor of the Employer within the geographical area which is then serviced by the Employer.

(c)           If a Participant disputes any determination of the Employer under this forfeiture provision, such dispute shall be brought as a claim under the claims procedure of this Plan.

3.05.        Manner of Payment.

Payments of the Supplement shall be made in cash in U.S.  dollars.  The Employer may deduct from the Supplement any federal, state or local taxes that may be due.

3.06.        Funding.

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust for the purpose of assuring funds for the payment of any amounts provided herein.  The amounts provided by this Plan shall be paid from the Employer’s general assets or by such other means as the Employer deems advisable.  A Participant shall have no title to or beneficial interest in any assets set aside or acquired by the Employer to fund its obligations hereunder prior to its due date and to the extent a Participant acquires the right to receive a payment from the Employer under this Plan, such right shall be no greater than that of an unsecured general creditor of the Employer.

3.07.        Non-assignability.

No amount payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant.

ARTICLE FOUR - MISCELLANEOUS

4.01.        No Right to Continued Employment.

Nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to deny the Employer any right it may have to discharge a Participant at any time.

4.02.        Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the State of Georgia to the extent such laws are not preempted by federal law.

4.03.        Successors and Assigns.

This Plan shall be binding upon the successors and assigns of the parties hereto.

4.04.        Right to Amend and Terminate.

The Employer reserves the right to modify, alter, amend, or terminate the Plan at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, his spouse, if any) adversely affect any benefit under the Plan which became payable with respect to the Participant or spouse as of the date of such amendment or termination.

4.05.        Claims Procedure.

Any Participant or spouse may file a claim for benefits under the Plan by following the claims procedure set forth in Section 8.4 of the Pension Plan.

4.06.        Interpretation.

The Employer through its delegate, the Committee, shall have the sole authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, all in its full and absolute discretion including but not limited to the entitlement of employees, participants and beneficiaries and the amounts (if any) of their respective benefits.

IN WITNESS WHEREOF, WORLDSPAN, L.P. has caused this Plan to be signed by its duly authorized officers on the date shown below, but effective as of January 1, 1994.

WORLDSPAN, L.P.

		By:	/s/ Calvin L. Rader
Calvin L. Rader, Chief Executive Officer, pursuant to a delegation of authority by the General Partners of WORLDSPAN, L.P.

		Date:	May 2, 1994

Attest:

/s/ Douglas L. Abramson
Douglas L. Abramson Vice President, General Counsel and Secretary

Date:	May 2, 1994

FIRST AMENDMENT
OF
WORLDSPAN
RETIREMENT BENEFIT RESTORATION PLAN

The “WORLDSPAN RETIREMENT BENEFIT RESTORATION” (the “Plan Statement”) heretofore adopted by WORLDSPAN, L.P., a Delaware limited partnership (the “Principal Sponsor”), is hereby amended in the following respects:

1.             CALCULATION OF SUPPLEMENT.  Effective as of January 1, 1998, Section 3.01(a) of the Plan Statement shall be amended to read in full as follows:

(a)           equals the amount which would have been payable under the formula and rules of the Pension Plan (or its equivalent under a similar definition under any successor plan) as of the Participant’s date of termination of employment with the Employer or any other date selected by the Committee, but determined without regard to the benefit limitations under section 415 of the Code, without regard to the compensation limitation under section 401(a)(17) of the Code and including, when it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Employer; and

2.             ADDITIONAL EMPLOYER. Effective as of January 1, 1998, a new Section 4.07 of the Plan Statement shall be added to read in full as follows:

4.07         Additional Employer.
The term “Employer” as used in this Plan shall include WORLDSPAN Administrative Services, Inc. for all purposes hereunder.

3.             SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

February 5, 1998	WORLDSPAN, L.P.

	By:	/s/ Mike Buchman

		Its:	Chief Executive Officer

SECOND AMENDMENT
OF
WORLDSPAN
RETIREMENT BENEFIT RESTORATION PLAN

The “WORLDSPAN RETIREMENT BENEFIT RESTORATION” (the ‘Plan Statement”) heretofore adopted by Worldspan, L.P., a Delaware general partnership (the “Principal Sponsor”), as heretofore amended by a First Amendment is hereby amended in the following respects:

1.             CALCULATION OF SUPPLEMENT.  Effective with respect to each Participant who has a termination of employment on or after January 1, 2000, and for the express purpose of implementing certain promises of supplemental benefits under individual agreements, Section 3.01(a) and Section 3.01(b) of the Plan Statement is amended to read in full as follows:

(a)           equals the amount which would have been payable under the basic percent of compensation formula and rules of the Pension Plan (or its equivalent under a similar definition under any successor plan), exclusive of any benefits payable pursuant to a schedule or similar arrangement, as of the Participant’s date of termination of employment with the Employer or any other date selected by the Committee, but determined:

(i)            without regard to the benefit limitations under section 415 of the Code, and

(ii)           without regard to the compensation limitation under section 401(a)(17) of the Code, and

(iii)          by including in Recognized Compensation and Average Monthly Compensation (or their equivalents under any successor plan), at the time it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Employer (but only to the extent it would have been included if it had been paid and not deferred); and

(iv)          by including in Vesting Service, Benefit Service, Recognized Compensation, and Average Monthly Compensation (or their equivalent terms under any successor plan) such periods of time and such dollar amounts, if any, or by deeming the Participant to be such age as may be expressly agreed upon in writing with the Participant in an agreement.

(b)           equals the amount payable under the formula and rules of the Pension Plan (or its equivalent under a similar definition under any successor plan), inclusive of any benefits payable pursuant to a schedule or similar arrangement, as of the Participant’s date of termination of employment with the Employer or any other date selected by the Committee.

2.             DEDUCTIBILITY OF PAYMENTS.  Effective as of January 1, 2000, Section 3.02 of the Plan Statement shall be amended by adding thereto the following paragraph:

If the Employer determines that delaying the time the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employer may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

3.             SPOUSAL BENEFIT.  Effective with respect to each Participant who is actively employed by the Employer on or after January 1, 2001, the first sentence of Section 3.03 of the Plan Statement is amended to read in full as follows:

In the event the Participant dies prior to receiving a Supplement under this Plan, the Committee shall cause the Plan to pay a monthly benefit to the Participant’s surviving spouse to whom the Participant was married on the date of death.

4.             RABBI TRUST AUTHORIZED.  Effective as of January 1, 2000, Section 3.06 of the Plan Statement shall be amended to read in full as follows:

3.06         Funding.

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust (other than a “rabbi trust” whose assets are available to the creditors of the Employer in the event of bankruptcy or insolvency) for the purpose of assuring funds for the payment of any amounts provided herein.  The amounts provided by this Plan shall be paid from the Employer’s general assets, from a “rabbi trust” or by such other means as the Employer deems advisable.  A Participant shall have no title to or beneficial interest in any assets set aside or acquired by the Employer to fund its obligations hereunder prior to its due date and to the extent a Participant acquires the right to receive a payment from the Employer under this Plan, such right shall be no greater than that of an unsecured general creditor of the Employer.

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5.             COMPANY NAME CHANGE.  Effective as of January 1, 2000, Section 4.07 is amended to read in full as follows:

4.07.        Additional Employer.

The term “Employer” as used in this Plan shall include Worldspan Administrative Services LLC for all purposes hereunder.

6.             SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

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